Pricing Supplement No. 97A                                        Rule 424(b)(3)
Dated: June 4, 1999                                           File No. 333-61437

(To Prospectus dated August 26, 1998
and Prospectus Supplement dated August 26, 1998)

                                 $7,315,045,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

Principal Amount: $40,000,000                                Floating Rate Notes [_]                    Book Entry Notes [x]
Original Issue Date: 6/28/99                                 Fixed Rate Notes [x]                       Certificated Notes [_]
Maturity Date: 6/28/2019                                     CUSIP#: 073928 JW 4

Option to Extend Maturity:                                   No  [x]
                                                             Yes [_]   Final Maturity Date:

                                                                                Optional                              Optional
                                         Redemption                             Repayment                             Repayment
Redeemable On                            Price(s)                               Date(s)                               Price(s)
*                                        N/A                                    N/A                                   N/A

Applicable Only to Fixed Rate Notes:

Interest Rate:  7.40%

Interest Payment Dates: **

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                                                              Maximum Interest Rate:

[_]          Commercial Paper Rate                                                Minimum Interest Rate:

[_]          Federal Funds Rate                                                   Interest Reset Date(s):

[_]          Treasury Rate                                                        Interest Reset Period:

[_]          LIBOR Reuters                                                        Interest Payment Date(s):

[_]          LIBOR Telerate

[_]          Prime Rate

[_]          CMT Rate

Initial Interest Rate:                                                            Interest Payment Period:


 Index Maturity:

 Spread (plus or minus):

* Commencing June 28, 2001 and on interest payment dates thereafter, the Notes may be called, in whole but not in part, at the option of the Company on eight days' calendar notice.

**       Monthly on the 28th, commencing 7/28/99.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.